Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Visualant, Inc.:  Lynn Felsinger

206 903 1341 - lynn@visualant.net

TransTech Systems, Inc.: Jeff Kruse

503 427 7131 - jkruse@ttsys.com

Visualant subsidiary, TransTech Systems, Awarded Major Contract

Seattle, WA. – November 3, 2010, TransTech Systems, Inc. (“TransTech”), a subsidiary of Visualant, Inc. (OTCBB: VSUL), a pioneer provider of industry-leading identification solutions, is pleased to announce it has been awarded a contract valued at approximately $450,000 from a major North American defense and aerospace contractor.

TransTech has been selected as the provider for the $450,000 next generation upgrade to the worldwide enterprise employee badge printing systems of this unidentified Fortune 50 Company.   This is the third upgrade contract awarded to TransTech since 2002. It is the most technically complex to date as the customer adopts new Federal PIV-I standards to issue employee smart card credentials compatible with HSPD-12.  These new Federal standards, first directed by then-President Bush in 2004, provide for greater assurance that security is maintained.  The latest award is considered a vote of confidence in the customer’s satisfaction with TransTech’s historic performance and the ability of TransTech to meet the company's future needs as identification and certification requirements continue to evolve.

About Visualant, Inc.

Visualant, Inc. (OTCBB:VSUL and www.visualant.net) develops low-cost, high speed, light-based security and quality control solutions for use in homeland security, anti-counterfeiting, forgery/fraud prevention, brand protection and process control applications.  The patent-pending technology uses controlled illumination with specific bands of light, to establish a unique spectral signature for both individual and classes of items.  When matched against existing databases, these spectral signatures allow precise identification and authentication of any item or substance.  This breakthrough optical sensing and data capture technology is called Spectral Pattern Matching (“SPM”).  SPM technology can be miniaturized and is easily integrated into a variety of hand-held or fixed mount configurations, and can be combined in the same package as a bar-code or biometric scanner.

Through its wholly owned subsidiary, TransTech Systems, Inc., the Company provides security and authentication solutions to security and law enforcement markets throughout the United States.

About TransTech Systems

TransTech Systems, Inc., (www.ttsys.com) a subsidiary of Visualant, Inc., is a provider of industry-leading identification solutions. TransTech has created a distribution channel for its premier ID-Badging and access control security products by searching out the newest technologies and building and maintaining customer and cutting edge industry supplier partnerships, all supported by TransTech’s exceptional service. Contact us today for further information on TransTech Systems, by visiting www.ttsys.com or calling 1-888-843-3643.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects.  Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of Visualant, Inc..  Specifically, we are exposed to various risks related to our need for additional financing to support our technology development, acquiring or investing in new businesses and ongoing operations, the sale of a significant number of our shares of common stock could depress the price of our common stock, the market price of our common stock may be volatile, and we may incur losses in the future.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.